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EXHIBIT B


                      IN THE STATE COURT OF FULTON COUNTY
                                STATE OF GEORGIA


BULL RUN CORPORATION,      )
                           )
    Plaintiff,             )
                           )
                           )
v.                         )        CIVIL ACTION NUMBER: 02-VS-027163E
                           )
                           )
ERNST & YOUNG, L.L.P.      )
                           )
   Defendant               )


                                   COMPLAINT

                             NATURE OF THIS ACTION


                                       1.

         This is an action on behalf of Bull Run Corporation (Bull Run) against the international accounting firm of Ernst & Young, L.L.P. (EY) for negligent misrepresentation.

                                       2.

         From 1997 through 1999, EY audited the annual financial statements of Universal Sports America, Inc. and its subsidiaries (USA). In its unqualified auditors' report for the fiscal years ended June 30, 1998 and June 30, 1999, EY expressly represented in writing that (1) the audits had been conducted in accordance with generally accepted auditing standards (GAAS), and (2) USA's financial statements fairly presented USA's financial position in conformity with generally accepted accounting principles (GAAP). When EY issued those reports, EY knew that Bull Run expected to


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buy substantially all of USA's outstanding shares and intended Bull Run to rely on those reports in connection with that transaction.

                                       3.

         Relying on the integrity of the audited financial statements, as well as the reputation, competence, and due professional care of EY and its auditors' reports, Bull Run acquired substantially all of the outstanding shares of USA in a transaction that closed in December 1999. EY's auditors' reports were materially false and misleading in that, among other things, and contrary to its representations, EY's audit work had been negligently performed and failed to conform to the standards of its profession. In fact, USA's financial statements contained materially false and misleading statements that would have been discovered by any competent auditor diligently following applicable professional standards. In April 2001, Bull Run discovered that USA's financial statements were materially false and misleading and that Bull Run had suffered pecuniary loss by justifiably relying on financial statements that EY had audited and opined on.

                                       4.

         Before commencing this lawsuit, Bull Run asked EY to provide access to its workpapers for the 1997, 1998, and 1999 audits of USA so that Bull Run could determine what procedures EY had followed in its audits and what tests had been performed. EY refused to provide access to the workpapers as requested.

                                    PARTIES

                                       5.

         Plaintiff Bull Run Corporation is a Georgia corporation with its principal place of business at 4370 Peachtree Road, N.E., in Atlanta, Georgia.


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                                       6.

         Defendant Ernst & Young, L.L.P., is an international partnership organized under the laws of Delaware and doing business in this state. Ernst & Young, L.L.P., may be served with process by serving a copy of the summons and complaint in this action on its registered agent, G. Thomas Hough, 600 Peachtree Street, N.E., Atlanta, Georgia 30308 pursuant to Ga. Code Ann. Sections 9-11-4(d)2.

                             JURISDICTION AND VENUE

                                       7.

         This Court has jurisdiction over Ernst & Young, L.L.P. as a result of its continuous and systematic business contacts within this state. Partners of Ernst & Young, L.L.P. are residents and citizens of this state.

                                       8.

         Venue is proper in this Court under Ga. Code Ann. Sections 9-2-25.

                                     FACTS

                                       9.

         During 1997, USA retained EY to audit its financial statements. EY audited USA's financial statements for the years ended June 30, 1997, 1998, and 1999.

                                      10.

         In December 1999, Bull Run acquired all of the outstanding shares it did not then own of three companies: USA, Host Communications, Inc., and Capital Sports Properties, Inc. Before the acquisition, Bull Run owned approximately 3% of the shares of USA. In December 1999, Bull Run acquired the shares of USA it did not already own.


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                                      11.

         EY issued an independent auditors' report dated October 15, 1999 (the 1999 auditors' report) pertaining to USA's financial statements for the fiscal years ended June 30, 1998 and June 30, 1999. The 1999 auditors' report stated that EY's audits had been performed in accordance with GAAS and that USA's financial statements presented fairly, in all material respects, the financial position of USA as of June 30, 1998 and June 30, 1999 in accordance with GAAP. EY issued an independent auditors' report dated August 25, 1998 (the 1998 auditors' report) pertaining to USA's financial statements for the fiscal years ended June 30, 1997 and June 30, 1998. The 1998 auditors' report stated that EY's audits had been performed in accordance with GAAS and that USA's financial statements presented fairly, in all material respects, the financial position of USA as of June 30, 1997 and June 30, 1998 in accordance with GAAP.

                                      12.

         EY knew and intended that Bull Run would rely on the 1998 and 1999 auditors' reports and the associated financial statements in connection with its acquisition of the USA stock. Indeed, EY even consented to the use of its 1998 auditors' report and the associated financial statements in connection with Bull Run's September 14, 1999 special stockholders' meeting that was held to obtain stockholder approval of the acquisition of the USA shares.

                                      13.

         Bull Run justifiably relied on the 1998 and 1999 auditors' reports and the associated financial statements in connection with its acquisition of the USA stock.

                                      14.

         Bull Run consummated the acquisition of the USA shares in December
1999.


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                                      15.

         In April 2001, Bull Run discovered accounting errors in USA's financial statements and began an investigation. In the course of its investigation, Bull Run discovered that the USA financial statements EY had audited and as to which EY issued its 1998 and 1999 auditors' reports were materially inaccurate with respect to accounting for prepaid costs and expenses and sponsor contract receivables and deferred revenue. These errors had been carried through on Bull Run's financial statements following its acquisition of USA. EY agreed that the errors were material and required restatement of Bull Run's post-acquisition financial statements. Bull Run restated its post-acquisition financial statement to correct the errors described above, and EY issued an auditors' report dated July 27, 2001 stating that the errors had been corrected in the restatement.

                                      16.

         USA's financial statements for the fiscal years ended June 30, 1998 and June 30, 1999 contained misstatements that artificially inflated USA's earnings and assets. Those misstatements fall into two general categories: (1) prepaid costs and expenses (prepaid expenses); and (2) sponsor contract receivables and deferred revenue (unbilled receivables). Any reasonably competent auditor should have discovered these misstatements. EY did not discover these misstatements because it did not perform its audits of USA's financial statements with reasonable competence and diligence as required by GAAS.

                                      17.

         USA characterized certain of its costs as prepaid expenses that were capitalized as assets rather than being charged immediately to expenses. USA maintained three categories of prepaid expenses: (1) costs applicable to a specific future event; (2) costs applicable to several events during


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a year; and (3) costs applicable to several events spread over more than one year. These prepaid expenses should have been amortized (eliminated as assets and charged to expenses) over time as the events to which they related occurred. USA sometimes duplicated the same prepaid expenses in its asset accounts and failed to amortize prepaid expenses properly. EY failed to detect these errors during their audits.

                                      18.

         EY should have developed an understanding of the system by which USA determined that an expense amount would be treated as a prepaid expense asset, ascertained why differing amortization periods were used for the different categories of prepaid expenses, and determined whether the amounts of amortization were appropriate. Having understood the system, EY should have assessed the risks presented by that system for reporting whether prepaid expenses were being appropriately recorded and amortized. EY should then have developed tests to audit that balance sheet category to determine that prepaid expenses were appropriately capitalized and that appropriate amortization was taken for the various categories of prepaid expense assets and for prepaid expense assets as a whole. EY failed to do so. EY did nothing, or virtually nothing, to ascertain that costs were not duplicated as prepaid expenses or to test whether prepaid expense amounts were being amortized properly or at all. USA's prepaid expense assets were overstated at June 30, 1998 and June 30, 1999 by several million dollars and, as a direct result, so were USA's earnings.

                                      19.

         USA's contracts with certain clients called for periodic payments for services or expenses that might be performed or incurred before or after the payment was due. USA accounted for work performed and expenses incurred before payment was contractually due as an "unbilled receivable,"


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and accounted for a payment due before the work was performed or the expense incurred as "deferred revenue." USA used a three-step process to account for these items. With respect to unbilled receivables, for example, USA increased its unbilled receivables asset account and credited revenues on its income statement when work was performed for which a bill would be sent at a later, contractually determined, time. When that bill was sent, USA recorded a billed receivable as an asset and credited revenue on its income statement. That billed receivable entry duplicated the original unbilled receivable entry, requiring USA to perform a third action. In the third step of the process, USA reversed the original unbilled receivable entry, thereby also reducing revenues. USA failed to reverse unbilled receivable entries in some instances, however, thereby overstating its assets and its revenues. USA's procedures sometimes reflected the income effect of the unbilled receivable by reducing cost of goods sold, rather than by increasing revenue, but the same kind of third step was required to eliminate double-counting. USA used a similar three-step process to account for deferred revenue when a bill was sent before work had been performed or expenses incurred. EY failed to detect errors in USA's accounting for unbilled receivables and deferred revenue.

                                      20.

         At June 30, 1999, USA had recorded a $5.4 million receivable in a "due to/from" asset account. In the following year, most of that amount was allocated to unbilled receivables. EY failed to detect errors in USA's accounting for this receivable for the fiscal year ended June 30, 1999.

                                      21.

         In performing its audits, EY should have gained an understanding of the methodology USA used to record unbilled receivables and deferred revenue on its balance sheet and the associated revenues or cost reductions on its income statement so that it could consider the risks presented by


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that methodology when designing audit procedures. EY should have obtained detailed listings of the amounts comprising USA's unbilled receivables and deferred revenue so that it could consider the existence, validity, and ages of those items and to compare unbilled and billed receivables to earned and deferred revenues and to the contracts underlying them. EY should have compared information provided manually by USA to the general ledger. EY should have determined the existence, validity, and collectibility of the amounts recorded in the "due to/from" asset account. Upon information and belief, EY failed to do so. EY did nothing, or virtually nothing, to determine what items comprised the unbilled receivable and deferred revenue amounts, and appears not to have compared some information provided manually by USA to the general ledger. EY appears not to have done any procedures to confirm the existence, validity, and collectibility of the amounts recorded in the "due to/from" asset account. Virtually the entirety of those amounts had to be written off by Bull Run when it restated its consolidated financial statements as of March 31, 2001. USA's unbilled receivables were overstated at June 30, 1998 and June 30, 1999 by several million dollars and, as a direct result, so were USA's earnings.

                                      22.

         EY's representations that USA's financial statements had been audited in accordance with GAAS and that they fairly presented the financial condition of USA, in accordance with GAAP, were false. In fact, USA's financial statements contained material misstatements that artificially inflated USA's assets, net worth, earnings, and cash flow, and overstated its financial strength and prospects, and EY's audits had not been conducted in accordance with GAAS.

                                      23.

         The false and misleading entries in USA's financial statements and books and records should


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have been discovered by EY and would have been discovered if EY had not performed its work negligently and in violation of the standards of its profession.

                                      24.

         EY, in reporting on USA's financial statements, negligently misrepresented that its examinations were made "in accordance with generally accepted accounting standards." That statement was false in that the following auditing standards approved and adopted by the membership of the American Institute of Certified Public Accountants (AICPA), among others, were violated:

                  (a) AICPA General Standard No. 2 was violated in that an independence in mental attitude was not maintained by EY during the respective audits (AICPA Statement on Auditing Standards, Sections 150 and 220);

                  (b) AICPA General Standard No. 3 was violated by EY, which requires that due professional care be exercised in the performance of the examination and preparation of the report (AICPA Statement on Auditing Standards, Sections 150 and 230);

                  (c) AICPA Standard of Field Work No. 2 was violated by EY, which requires that there be a proper study and evaluation of the existing internal control as a basis for reliance thereon and for determining the extent of testing to be performed during the audit (AICPA Statement on Auditing Standards, Sections 150 and 320);

                  (d) AICPA Standard of Field Work No. 3 was violated by EY, which requires that sufficient competent evidential matter be obtained through inspection, observation, inquiries, and confirmations to afford a reasonable basis for an opinion regarding the financial statements under examination (AICPA Statement on Auditing Standards, Sections 150


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         and 330);

                  (e) AICPA Standard of Reporting No. 1 was violated by EY in that EY falsely represented that the financial statements were presented in accordance with generally accepted accounting principles, when in fact such statements were not so presented (AICPA Statement on Auditing Standards, Sections 150 and 410);

                  (f) AICPA Standard of Reporting No. 3 was violated by EY, which requires that informative disclosures in the financial statements be reasonably adequate unless otherwise stated in the report (AICPA Statement on Auditing Standards, Sections 150 and 431); and

                  (g) AICPA Standard of Reporting No. 4 was violated by EY, which requires that the report of an independent auditor shall contain an expression of opinion of the financial statements taken as a whole or an assertion to the effect that an opinion cannot be expressed in that EY issued its auditors' reports even though the preceding violations of GAAS should have been known by it to have occurred.

                                      25.

         EY negligently misrepresented that USA's financial statements "present fairly, in all material respects, the financial position of" USA and results of its operations and cash flows "in conformity with generally accepted accounting principles" in that, among other things:

                  (a) Generally accepted accounting principles (GAAP) define assets in the balance sheet as probable future economic benefits obtained or controlled by a particular entity as a result of past transactions or events (Financial Accounting Standards Board Statement of Concepts 6). A duplicate prepaid expenses has no future economic benefit;

                  (b) GAAP require that expenses be recognized when economic benefits are used


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         up in rendering services (Financial Accounting Standards Board
         Statement of Concepts 5). Failure to amortize prepaid expenses properly does not reflect the proportion of assets used up in rendering services;

                  (c) GAAP require that revenue be recognized when earned and when realized or realizable (Financial Accounting Standards Board Statement of Concepts 5). Duplicated revenue has not been earned and duplicated receivables are not realizable; and

                  (d) GAAP are intended to produce financial statements that have the essential qualitative characteristic of financial information that is reliable (Financial Accounting Standards Board Statement of Concepts 2). Because of the misstatements described in this Complaint, the USA financial statements were not reliable.

                                      26.

         EY should and would have learned of the foregoing violations of GAAS and GAAP had it not performed its work negligently and in violation of the standards of its profession.

                CAUSE OF ACTION FOR NEGLIGENT MISREPRESENTATION

                                      27.

         Bull Run incorporates the foregoing allegations of this complaint.

                                      28.

         EY, in the course of its business, profession, or employment, and in the course of a transaction in which it had a pecuniary interest, supplied false information, namely, its auditors' reports regarding USA's financial statements, for the guidance of Bull Run in a business transaction. EY failed to exercise reasonable care or competence in obtaining and communicating this information. EY knew that Bull Run would rely upon this information, and that Bull Run would use


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the information in deciding to engage in and consummate the acquisition of the
USA shares.

                                      29.

         EY was manifestly aware of the use to which the information was to be put by Bull Run and intended that it be so used by Bull Run.

                                      30.

         Bull Run justifiably relied on EY's representations that its audits were performed in accordance with GAAS and that the financial statements of USA fairly presented the financial condition of USA in accordance with GAAP.

                                      31.

         Had EY exercised due care and followed the applicable standards of the accounting profession, it would not have made the false statements upon which Bull Run relied and because of which Bull Run has suffered damages.

                                      32.

         Had EY disclosed that its representations that its audits had been performed in accordance with GAAS were not true, or that matters had come to its attention indicating that the financial statements of USA did not fairly present the financial condition of USA in accordance with GAAP, Bull Run would not have acquired the shares of USA for more than they were worth.

                                      33.

         As a direct and proximate cause of their justifiable reliance on EY's negligent misrepresentations, Bull Run has suffered damages in excess of the minimum jurisdictional limits of this court.


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                              PRAYER FOR JUDGMENT

         Bull Run prays for a trial by jury and pray that upon trial and verdict, the Court award judgment and recovery of all actual damages against defendant in an amount to be proven at trial, pre- and post- judgment interest as provided by law, court costs as provided by law, attorneys' fees, and any further relief determined by the Court to be just and proper.

         DATED this 7th day of January, 2002.

                                    SUSMAN GODFREY L.L.P.


                                    By:  /s/ STEPHEN D. SUSMAN
                                         ---------------------
                                             Stephen D. Susman
                                             Texas State Bar No. 19521000
                                             Mark L.D. Wawro
                                             Texas State Bar No. 20988275
                                             Justin A. Nelson
                                             Washington State Bar No. 31864
                                             1000 Louisiana, Suite 5100
                                             Houston, Texas 77002
                                             Telephone: (713) 651-9366
                                             Telecopier: (713) 654-6666

                                    AXAM, ADAMS & SECRET

                                             Tony L. Axam
                                             Georgia State Bar No. 029725
                                             1280 W. Peachtree Street, Suite 310
                                             Atlanta, Georgia 30309
                                             Telephone:  (404) 524-2233
                                             Telecopier:  (404) 897-1376

                                    ATTORNEYS FOR PLAINTIFFS


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